UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): November 16, 2010
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-12691	22-2286646
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer Identification No.)
incorporation)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On November 16, 2010, G. Thomas Marsh notified ION Geophysical Corporation (the “Company”) that he intended to retire from the Board of Directors of the Company, effective on December 2, 2010. Mr. Marsh serves as a Class I director, which is the class of directors whose term will expire at the Company’s annual meeting of stockholders in 2012. Mr. Marsh’s retirement from the Board of Directors will also include his retirement as a member of the Governance Committee of the Board of Directors, on which he served. Mr. Marsh’s retirement was not as a result of any disagreement with the Company regarding the Company’s operations, policies or practices.
     On November 18, 2010, Bruce S. Appelbaum, PhD notified the Company that he intended to retire from the Board of Directors of the Company, effective on December 2, 2010. Dr. Appelbaum serves as a Class II director, which is the class of directors whose term will expire at the Company’s annual meeting of stockholders in 2013. Dr. Appelbaum’s retirement from the Board of Directors will also include his retirement as a member of the Audit Committee of the Board of Directors, on which he served. Dr. Appelbaum’s retirement was not as a result of any disagreement with the Company regarding the Company’s operations, policies or practices.
     On November 22, 2010, Nick G. Vlahakis notified the Company that he intended to retire from the Board of Directors of the Company, effective on December 2, 2010. Mr. Vlahakis serves as a Class III director, which is the class of directors whose term will expire at the Company’s annual meeting of stockholders in 2011. Mr. Vlahakis’ retirement from the Board of Directors will also include his retirement as a member of the Compensation Committee of the Board of Directors, on which he served. Mr. Vlahakis’ retirement was not as a result of any disagreement with the Company regarding the Company’s operations, policies or practices.
     In connection with the above retirements, the Company will decrease the number of directors that will comprise the entire Board from 12 to 9, effective on December 2, 2010.
     On March 25, 2010, the Company and BGP Inc., China National Petroleum Corporation, a company organized under the laws of the People’s Republic of China (“BGP”), entered into an Investor Rights Agreement (herein so called) to govern their relationship with regards to BGP’s ownership of the Company’s common stock it acquired in March 2010. Under the Investor Rights Agreement, for so long as BGP owns as least 10% of the outstanding shares of the Company’s common stock, BGP will have the right to nominate one director to serve on the Board of Directors of the Company. Since April 1, 2010, Mr. Guo Yueliang has served as BGP’s designee on the Board of Directors, serving in the class of directors having a term of service that expires in 2012. BGP has notified the Company that, effective January 1, 2011, it is designating Mr. Huimin Hao to replace Mr. Guo as BGP’s designee on the Board of Directors. As Mr. Guo’s replacement on the Board, Mr. Hao will serve the remainder of Mr. Guo’s term on the Board, which term is scheduled to expire in 2012.
     Mr. Hao, age 47, has been employed by China National Petroleum Corporation (“CNPC”), China’s largest oil company, and its affiliates in various positions of increasing responsibility since 1984. Since 2006, Mr. Hao has been Chief Geophysicist of BGP, a subsidiary of CNPC and the world’s largest land seismic contractor. From 2004 to 2006, Mr. Hao was Vice President of BGP, and from 2002 to 2004, he managed the marine department at BGP. Between 1984 and 2002, Mr. Hao served in various management positions at Daganag Geophysical Company, a seismic contractor company owned by CNPC. Mr. Hao holds a Bachelor of Science degree in Geophysical Exploration from China Petroleum University and Masters of Business Administration degrees from the University of Houston and Nankai University in China.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2010	ION GEOPHYSICAL CORPORATION
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

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